UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 18, 2013 (July 17, 2013)

Silver Bay Realty Trust Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-35760	90-0867250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Carlson Parkway, Suite 250

Minnetonka, MN 55305

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code:   (952) 358-4400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 17, 2013, the Board of Directors of Silver Bay Realty Trust Corp., or the Company, acting by unanimous written consent, increased the size of its Board of Directors from nine directors to ten directors and appointed Daryl C. Carter to fill the newly-created vacancy. The appointment of Mr. Carter as director was effective immediately upon effectiveness of the unanimous written consent, and he will stand for re-election at the Company’s 2014 annual meeting. Mr. Carter has not yet been appointed to any of the Committees of the Company’s Board of Directors.

Mr. Carter founded and since 2007 has been the Chairman and Chief Executive Officer of Avanath Capital Management, LLC, an investment firm focused on conventional and affordable multi-family investments. Mr. Carter is also a Managing Partner of McKinley-Avanath, a property management company owned jointly by Avanath and McKinley, Inc. Mr. Carter currently serves as a trustee of Whitestone REIT [NYSE: WSR], a real estate investment trust engaged in the ownership and operation of commercial properties, and Paragon Real Estate Equity and Investment Trust, a formerly listed company currently operating as a shell company. He also serves as a director of The Olson Company, a Southern California homebuilding company, and RREEF America III, a private real estate investment trust. From 2005 to 2007, Mr. Carter was an Executive Managing Director leading the Commercial Real Estate Group of Centerline Capital Group, or Centerline, a subsidiary of Centerline Holding Company, and was President of American Mortgage Acceptance Corporation, a then publicly-held, commercial mortgage lender managed by Centerline.  In 1992, Mr. Carter co-founded Capri Capital Finance, or CCF, and Capri Capital Advisors, serving as Co-Chairman of each until CCF was acquired by Centerline in 2005.  Mr. Carter serves as a Trustee of the Urban Land Institute, Vice Chairman of the National Multifamily Housing Association and on the Visiting Committee of the Massachusetts Institute of Technology Sloan School of Management. He has also served as Chairman of the Commercial Board of Governors of the Mortgage Bankers Association. Mr. Carter holds dual Masters Degrees in Architecture and Management from the Massachusetts Institute of Technology and a Bachelor of Science degree in Architecture from the University of Michigan.

There are no arrangements or understandings between Mr. Carter and any other person pursuant to which Mr. Carter was selected as a director and there are no transactions in which Mr. Carter has an interest requiring disclosure under Item 404(a) of Regulation S-K. Mr. Carter will be compensated in accordance with the Company’s publicly disclosed director compensation policies.

Item 7.01. Regulation FD Disclosure

On July 18, 2013, Silver Bay Realty Trust Corp. issued a press release announcing Mr. Carter’s appointment to the Board of Directors.

A copy of the press release announcing Mr. Carter’s election is furnished, not filed, as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated July 18, 2013 issued by Silver Bay Realty Trust Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER BAY REALTY TRUST CORP.

By:	/s/ TIMOTHY W. J. O’BRIEN
Timothy W. J. O’Brien
General Counsel and Secretary

Date: July 18, 2013